                                                                 EXHIBIT (3)(i)
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 SUPERVALU INC.

     SUPERVALU INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1.   The name of the corporation is SUPERVALU INC.

     2. This corporation was originally incorporated under the name of Winston and Newell Co. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 28, 1925.

     3. This corporation's Restated Certificate of Incorporation as heretofore amended is hereby restated in its entirety to read as set forth on the attached Exhibit A.

     4. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the currently existing Restated Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     5. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of this corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said SUPERVALU INC. has caused this Certificate to be signed by David L. Boehnen, its Senior Vice President, and attested by Teresa H. Johnson, its Secretary, this 13th day of April 1994.

                                              SUPERVALU INC.



                                              By /s/David L. Boehnen
                                                 ---------------------------
                                                   David L. Boehnen
                                                   Senior Vice President


ATTEST:



By /s/Teresa H. Johnson
   -------------------------
     Teresa H. Johnson
     Secretary

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 SUPERVALU INC.


     ARTICLE FIRST. The name of this Corporation is SUPERVALU INC.

     ARTICLE SECOND. Its principal office in the State of Delaware is to be located at 1209 Orange Street in the City of Wilmington, County of New Castle, and the name and address of its resident agent at such address is The Corporation Trust Company.

     ARTICLE THIRD. The purpose of the Corporation is to engage in any lawful act or activity which corporations may be organized under the General Corporation Law of the State of Delaware.

     ARTICLE FOURTH. Section 1. Authorized Classes of Stock. That the total
                     ---------  ---------------------------
number of shares of stock which this Corporation is authorized to issue is 201,000,000 shares, of which 200,000,000 shares of the par value of $1.00 per share are designated Common Stock and 1,000,000 shares of no par value are designated Preferred Stock (herein referred to as "Preferred Stock"). Shares of any class of stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

     Section 2. Description of capital Stock. The following is a description of
     ---------  ----------------------------
each of the classes of capital stock which the Corporation has authority to issue with the designations, preferences, voting powers and participating, optional or other special rights and the qualifications, limitations or restrictions thereof.

                                PREFERRED STOCK

     A. Rights and Restrictions of Preferred Stock. Authority is hereby
        ------------------------------------------
expressly vested in the Board of Directors of the Corporation, subject to the provisions of this Article Fourth and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board of Directors providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

     (1) The number of shares constituting such series and the designation of such series.

     (2) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation's capital stock, and whether such dividends shall be cumulative or noncumulative.

     (3) Whether the shares of such series shall be subject to redemption by the Corporation at the option of either the Corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

     (4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

     (5) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments, and other terms and conditions of such conversions or exchanges.

     (6) The restrictions, if any, on the issue or reissue of any additional Preferred Stock, including increases or decreases in the number of shares of any series subsequent to the issue of shares of that series.

     (7) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

     (8) Any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action, in addition to any voting powers required by law.


                                  COMMON STOCK

     B.  Rights and Restrictions of Common Stock. The holders of the Common
         ---------------------------------------
Stock shall have and possess all rights as stockholders of the Corporation, except as such rights may be limited by the preferences, rights, limitations and restrictions of the Preferred Stock. Subject to provisions of a resolution or resolutions of the Board of Directors establishing a series of Preferred Stock, dividends may be declared by the Board of Directors and paid from time to time out of any funds legally available there for. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, all assets and funds of the Corporation remaining after paying all amounts payable to the holders of Preferred Stock, as provided by a resolution or resolutions of the Board of Directors establishing a series of Preferred Stock, shall be distributed to the holders of Common Stock ratably according to the number of shares of Common Stock held.

                                 OTHER PROVISIONS

          C. Preemptive Rights. No holders of shares of any class or series of
             -----------------
this Corporation shall have any preemptive rights to subscribe for any shares of any class or series of stock of this Corporation, whether now or hereafter authorized, or for any obligations convertible into shares of any class or series of stock of this Corporation, whether now or hereafter authorized.

          D. voting by Classes. Except as otherwise required by law or by the provisions of a resolution or resolutions of the Board of Directors establishing a series of Preferred Stock, all matters shall be voted upon without distinction as to classes or series of stock.

          ARTICLE FIFTH. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (a) To make, amend, alter, change, add to or repeal bylaws of this Corporation, without any action on the part of the stockholders. The bylaws made by the directors may be amended, altered, changed, added to or repealed by the stockholders. Any specific provision in the bylaws regarding amendment thereof shall be controlling.

     (b) By resolution passed by a majority of the whole board, to designate two or more directors to constitute an Executive Committee, which committee shall have and exercise (except when the Board of Directors shall be in session) such powers and rights of the Board of Directors in the management of the business and affairs of this Corporation as may be provided in the bylaws or in said resolution, and shall have power to authorize the seal of this Corporation to be affixed to all papers which may require it.

     ARTICLE SIXTH.  Section 1.  Special Vote for Certain Combinations.  Except
                     ---------   -------------------------------------
as otherwise expressly provided in Section 2 of this Article:

          (i) any merger or consolidation of the Corporation with or into any other corporation;

          (ii) any sale, lease, exchange or other disposition of all or any substantial part of the assets of the Corporation to or with any other corporation, person or other entity;

          (iii) the issuance or transfer of any securities of the Corporation to any other corporation, person or other entity in exchange for assets or securities or a combination thereof (except assets or securities or a combination thereof so acquired in a single transaction or a series of related transactions having an aggregate fair market value of less than $5,000,000); or

          (iv) the issuance or transfer of any securities of the Corporation to any other corporation, person or other entity for cash,

shall require the affirmative vote of the holders of

               (a) at least 75% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purposes of this Article as one class, and

               (b) at least a majority of the outstanding shares of capital stock of the Corporation which are not beneficially owned by such corporation, person or other entity,

if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purposes of this Article as one class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or in any agreement with any national securities exchange.

     Section 2. Special Vote Not Required. The provisions of this Article shall
     ---------  -------------------------
not apply to any transaction described in clauses (i), (ii), (iii) or (iv) of
Section 1 of this Article, (i) with another corporation if a majority, by vote, of the outstanding shares of all classes of capital stock of such other corporation entitled to vote generally in the election of directors, considered for this purpose as one class is owned of record or beneficially by the Corporation and/or its subsidiaries; or (ii) with another corporation, person or other entity if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation, person or other entity with respect to and substantially consistent with such transaction prior to the time such other corporation, person or other entity became the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

     Section 3. Beneficial Ownership. For the purposes of this Article, a
     ---------  --------------------
corporation, person or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person or other entity (a) with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation or (b) which is its "affiliate" or "associate" as those terms were defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on May 1,
1976.   For the purposes of this Article, the outstanding shares of any class of capital stock of the Corporation shall include shares deemed owned through the application of clauses (i) and (ii) of this Section 3 but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

     Section 4. Determination by Board of Directors. The Board of Directors of
     ---------  -----------------------------------
the Corporation shall have the power and duty to determine for the purposes of this Article, on the basis of information then known to it, whether (i) any corporation, person, or other entity beneficially owns, directly or indirectly, 5% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, or is an "affiliate" or an "associate" (as defined above) of another, (ii) any proposed sale, lease, exchange or other disposition of part of the assets of the Corporation involves a substantial part of the assets of the Corporation, (iii) assets or securities, or a combination thereof, to be acquired in exchange for securities of the Corporation, have an aggregate fair market value of less than $5,000,000 and whether the same are proposed to be acquired in a single transaction or a series of related transactions, and (iv) the memorandum of understanding referred to above is substantially consistent with the transaction to which it relates. Any such determination by the Board shall be conclusive and binding for all purposes of this Article.

     Section 5. Amendment. Notwithstanding any other provision of this
     ---------  ---------
Certificate of Incorporation or the Bylaws (and in addition to any other vote that may be required by law, this Certificate of Incorporation or the Bylaws), there shall be required to amend, alter, change, or repeal, directly or indirectly, this Article Sixth the affirmative vote of (i) at least 75% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) and (ii) at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class), exclusive of all voting stock of the Corporation beneficially owned, directly or indirectly, by any corporation, person or entity which is, as of the record date for the determination of stockholders entitled to notice of such amendment, alteration, change or repeal and to vote thereon, the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class).

     ARTICLE SEVENTH. The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation or the Bylaws, from time to time to amend the Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law.

     ARTICLE EIGHTH. A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this Article Eighth shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of the General Corporation Law of the State of Delaware; (iv) for any transaction from which the director derived an improper personal benefit; or
(v) for any act or omission occurring prior to the date when this Article Eighth became effective. Any repeal or modification of the foregoing provisions of this Article Eighth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                          CERTIFICATE OF DESIGNATIONS

                                       of

                 SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                            SUPER VALU STORES, INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                      -----------------------------------


          Super Valu Stores, Inc., a corporation organized and existing under the General Corporation Law of the state of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on April 12, 1989:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, no par value (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

          Series B Junior Participating Preferred Stock:

          Section 1.  Designation and Amount.  The shares of such series shall
                      ----------------------
be designated as "Series B Junior Participating Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting the Series B Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce
                                      --------
the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock.

          Section 2.  Dividends and Distributions.
                      ---------------------------

               (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of Common Stock, par value $1.00 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or
          (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) of this
          Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3.  Voting Rights.  The holders of shares of Series B
                      -------------
Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of

          Preferred Stock or any similar stock, or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

               (C) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  Certain Restrictions.
                      --------------------

               (A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in
          Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                    (i) declare or pay dividends, or make any other
               distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

                    (ii) declare or pay dividends, or make any other
               distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii) redeem or purchase or otherwise acquire for
               consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

                    (iv) redeem or purchase or otherwise acquire
               for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.


          Section 5.  Reacquired Shares.  Any shares of Series B Preferred Stock
                      -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          Section 6.  Liquidation, Dissolution or Winding Up.  Upon any
                      --------------------------------------
liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7.  Consolidation, Merger, etc.  In case the Corporation shall
                      ---------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8.  No Redemption.  The shares of Series B Preferred Stock
                      -------------
shall not be redeemable.

          Section 9.  Rank.  The Series B Preferred Stock shall rank, with
                      ----
respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

          Section 10.  Amendment.  The Certificate of Incorporation of the
                       ---------
Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class.

          IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by one of its Vice Presidents and attested by its Secretary this 25th day of April, 1989.


                                       /s/ William C. Hunt
                                       ---------------------------------------
                                              Vice President



Attest:


/s/ James A. Strom
- - - ----------------------------------
Secretary

                          CERTIFICATE OF DESIGNATIONS

                                       of

                             4.50% PREFERRED STOCK

                                       of

                                 SUPERVALU INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

          SUPERVALU INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was duly adopted by the Pricing Committee (the "Committee") of the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law by a written action dated February 14, 1994:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors") in accordance with the provisions of the Certificate of Incorporation of the Corporation (hereinafter, as amended and restated to date, called the "Certificate of Incorporation"), and pursuant to the authority granted to and vested in the Committee by the Board of Directors at a meeting duly held on December 15, 1993, the Committee hereby creates a series of Preferred Stock, no par value (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

          Section 1.  Designation and Amount.  The shares of such series shall
                      -----------------------
be designated as "4.50% Preferred Stock" (hereinafter called this "Series") and the number of shares constituting this Series shall be 6,000. Such number of shares may be increased or decreased by resolution of the Board of Directors, the Committee or any duly authorized committee of the Board of Directors; provided, that no decrease shall reduce the number of shares of this Series to a
- - - --------
number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into shares of this Series.

          Section 2.  Dividends.
                      ----------

          (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior to this Series with respect to dividends, the holders of shares of this Series, in preference to the holders of Common Stock, par value $1.00 per share (the "Common Stock"), of the

Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of shares of this Series, in an amount per share equal to $45.00 per annum. The amount of the dividend for any period less than a full quarter shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period.

          (B) Dividends shall begin to accrue and be cumulative on outstanding shares of this Series from the date of original issue of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of this Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors or a duly authorized committee of the Board of Directors may fix a record date for the determination of holders of shares of this Series entitled to receive payment of a dividend declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          (C) Dividends payable on shares of this Series are subject, in certain circumstances, to the Corporation's right of offset as set forth in that certain Agreement and Plans of Reorganization dated February 14, 1994 (the "Agreement") by and among the Corporation, Clyde Evans Markets, Inc. and the shareholders of Clyde Evans Markets, Inc., a copy of which is on file at the principal executive offices of the Corporation, and any dividends so set-off by the Corporation shall not be deemed to be in arrears

          Section 3.  Voting Rights.  The holders of shares of this Series shall
                      --------------
have the following voting rights:

          (A) Each share of this Series shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

          (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of this Series and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein, or as otherwise provided by law, holders of this Series shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  Certain Restrictions.
                      ---------------------

          (A) Whenever quarterly dividends payable on this Series as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends, whether or not declared, on shares of this Series outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to this Series;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with this Series, except dividends paid ratably on this Series and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to this Series, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to this Series; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of this Series, or any shares of stock ranking on a parity with this Series, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors or a duly authorized committee of the Board of Directors) to all holders of such shares upon such terms as the Board of Directors or a duly authorized committee of the

                         Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5.  Reacquired Shares.  Any shares of this Series redeemed,
                      ------------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          Section 6.  Liquidation, Dissolution or Winding Up.  Upon any
                      ---------------------------------------
voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to this Series unless, prior thereto, the holders of shares of this Series shall have received $1,000.00 per share, plus an amount equal to accrued and unpaid dividends thereon, whether or not declared, to the date of such payment, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with this Series, except distributions made ratably on this Series and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. For the purposes of this Section 6, a voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall not include the consolidation or merger of the Corporation with or into any other corporation, or a merger of another corporation with or into the Corporation, or any sale, lease or conveyance of all or any part of the property or business of the Corporation.

          Section 7.  Redemption at the Option of the Corporation.
                      --------------------------------------------

          (A) The shares of this Series shall not be redeemable at the option of the Corporation prior to the fifth anniversary of the date of first issuance of shares of this Series. Subject to the restrictions set forth in Section 4, the Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time on or after the fifth anniversary of the date of first issuance of shares of this Series, at a redemption price equal to $1,000.00 per share, plus, in each case, accrued and unpaid dividends thereon, whether or not declared, to the date fixed for redemption.

          (B) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors or any duly authorized committee of the Board of Directors, and the shares to be redeemed shall be determined by lot, pro rata or by any other method as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors in its sole discretion.

          (C) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

          (D) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the applicable redemption price), dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the applicable redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the Corporation at the redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (E) The right of the Corporation to redeem shares of this Series, and the right of the holder of such shares to receive the redemption price therefor, pursuant to this Section 7 are, in certain circumstances, subject to certain restrictions (including the Corporation's right of offset) set forth in the Agreement, a copy of which is on file at the principal executive offices of the Corporation.

          Section 8.    Redemption at the Option of the Holder.
                        ---------------------------------------

          (A) The shares of this Series shall not be redeemable at the option of any holder thereof prior to the fifth anniversary of the date of first issuance of shares of this Series. Subject to the restrictions set forth in Section 4, any holder of shares of this Series, at the option of such holder, may require the Corporation to redeem shares of this Series held by such holder, as a whole or in part, at any time or from time to time on or after the fifth anniversary of the date of first issuance of shares of this Series, at a redemption price equal to $1,000.00 per share, plus, in each case, accrued and unpaid dividends thereon, whether or not declared, to the date fixed for redemption; provided,
                                                                    --------
however, that a holder of shares of this Series may exercise the right to require the Corporation to redeem such holder's shares pursuant to this Section 8 not more than one time in any calendar year; and provided further, that no
                                                   -------- -------
such request by a holder of shares of this Series shall be for less than the lesser of (i) ten percent of the number of shares of this Series originally issued to such holder by the Corporation, or (ii) all the shares of this Series owned of record by such holder.

          (B) For a holder of shares of this Series to exercise the right to require the Corporation to redeem such holder's shares pursuant to this Section 8, such holder shall give notice of such exercise by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to the Corporation at its principal executive offices (which, until further notice by the Corporation, shall be 11840 Valley View Road, Eden Prairie, Minnesota 55344) to the attention of the Corporate Secretary. Each such notice shall state: (i) the name of such holder, (ii) the redemption date and (iii) the number of shares of this Series to be redeemed from such holder.

          (C) Not later than 20 days after receipt by the Corporation of a notice from a holder of shares of this Series pursuant to Section 8(B), the Corporation shall give notice by first class mail, postage prepaid, to such holder confirming the redemption date and the number of shares to be redeemed from such holder and stating (i) the redemption price, (ii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price and (iii) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

          (D) Notice having been mailed by the Corporation as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the applicable redemption price), dividends on the shares of this Series so put for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holder thereof as a stockholder of the Corporation (except the right to receive from the Corporation the applicable redemption price) shall cease. Upon surrender of the certificates for any shares so redeemed (properly endorsed or assigned for transfer), such shares shall be redeemed by the Corporation at the redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (E) The right of a holder of shares of this Series to require the Corporation to redeem such holder's shares, and the right of such holder to receive the redemption price therefor, pursuant to this Section 8 are, in certain circumstances, subject to certain restrictions (including the Corporation's right of offset) set forth in the Agreement, a copy of which is on file at the principal executive offices of the Corporation.

          Section 9.  Rank.  Any stock of any class or classes of the
                      -----
Corporation shall be deemed to rank:

          (A) Prior to the shares of this Series, either as to dividends or upon liquidation, dissolution or winding up, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

          (B) On a parity with shares of this Series, either as to dividends or upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

          (C) Junior to shares of this Series, either as to dividends or upon liquidation, dissolution or winding up, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes. The outstanding shares of the Corporation's Series B Junior Participating Preferred Stock shall be deemed to rank junior to the outstanding shares of this Series with respect to the payment of dividends and upon liquidation, dissolution or winding up.

          IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by one of its Vice Presidents and attested by its Secretary this 14th day of February, 1994.



                                    /s/David L. Boehnen
                                    -------------------------------------
                                         Senior Vice President



Attest:



/s/Teresa H. Johnson
- - - ------------------------
Secretary


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